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                                                              EXHIBIT 10.59

                          SECURITIES SUBSCRIPTION AGREEMENT

                             CORTEX PHARMACEUTICALS, INC.

    THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE BECAUSE THEY ARE EXEMPT FROM REGISTRATION UNDER VARIOUS REGULATIONS PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS SUBSCRIPTION AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

    This Securities Subscription Agreement (the "Agreement") is executed by the undersigned (the "Subscriber") in connection with the irrevocable offer and the subscription of the undersigned to purchase an aggregate of up to 400 shares of Series D Convertible Preferred Stock, par value $.001 per share (the "Shares"), of Cortex Pharmaceuticals, Inc., a Delaware corporation (the "Company"), at a price of US $10,000 per share, which Shares are convertible into shares of common stock, par value $.001 per share (the "Common Stock" and together with the Shares, the "Securities"), of the Company. The terms and provisions of the Shares are set forth in a Certificate of Designation attached hereto as Exhibit A. This Agreement and the offer and sale of the Securities contemplated hereby are being made in reliance upon an exemption from the registration provisions under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Regulation D promulgated thereunder. The Subscriber, in order to induce the Company to enter into the transaction contemplated hereby and acknowledging that the Company will rely thereon represents, warrants and agrees as follows:

    1.   OFFER TO SUBSCRIBE; PURCHASE PRICE.

         (a) The Subscriber hereby irrevocably offers to purchase and subscribes for an aggregate of 100 Shares for an aggregate price of $1,000,000 at the time of the Closing (as hereinafter defined). The closing of the transactions contemplated by this Section 1(a) hereby (the "Closing") shall be deemed to occur when this Agreement has been executed and delivered by both Subscriber and Company. Payment shall be made at the Closing by delivering immediately available funds in United States dollars by wire transfer for simultaneous closing by delivery of securities versus payment. The Company agrees to deliver certificates representing the Shares subscribed for at the Closing. The date on which the Closing occurs is hereafter referred to as the Closing Date.

         (b) In the event that the Company effects the registration of the Registration Shares (as hereinafter defined) as contemplated by Section 4(c) of this Agreement, the Subscriber irrevocably offers to purchase and subscribes for an aggregate of 150 additional Shares (the "Second Tranche Shares") for an aggregate price of $1,500,000 on the fifteenth calendar day following the Effective Date (as hereinafter defined) or, if such fifteenth calendar day is not a business day, on the next succeeding business day (the "Second Tranche Closing Date"). Payment for the Second Tranche Shares shall be made on the Second Tranche Closing Date by delivering immediately available funds in United States dollars by wire transfer for simultaneous closing by delivery of securities versus payment. The Company agrees to deliver certificates representing the Second Tranche Shares subscribed for on the Second Tranche Closing Date.


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The date on which the registration of the Registration Shares is declared effective by the Securities and Exchange Commission (the "Commission") is herein referred to as the Effective Date.

         (c) Additionally, the Subscriber irrevocably offers to purchase and subscribes for an aggregate of 150 additional Shares (the "Third Tranche Shares") for an aggregate price of $1,500,000 on the seventy-fifth calendar day following the Effective Date or, if such seventy-fifth calendar day is not a business day, on the next succeeding business day (the "Third Tranche Closing Date"). Payment for the Third Tranche Shares shall be made on the Third Tranche Closing Date by delivering immediately available funds in United States dollars by wire transfer for simultaneous closing by delivery of securities versus payment. The Company agrees to deliver certificates representing the Third Tranche Shares subscribed for on the Third Tranche Closing Date.

         (d) Notwithstanding anything to the contrary in Sections l(b) and l(c), in the event that (i) the average closing bid price of the Common Stock of the Company over the five consecutive trading days immediately preceding the Second Tranche Closing Date or the Third Tranche Closing Date, as the case may be, falls below $2.00 per share; (ii) the average daily trading volume over the thirty trading days immediately preceding the Second Tranche Closing Date or the Third Tranche Closing Date, as the case may be, is less than 25,000 shares per day, as reported by Bloomberg, L.P.; (iii) the Company is in material default in the performance of any of its obligations under the Agreement as of the Second Tranche Closing Date or the Third Tranche Closing Date, as the case may be; (iv) any representation or warranty made by the Company in this Agreement shall have been false in any material respect when made; (v) the Company is involved in any material litigation on the Second Tranche Closing Date or the Third Tranche Closing Date, as the case may be, which has or is likely to have a material and adverse effect on the business or financial condition of the Company; (vi) the Company has incurred substantial liabilities as of the Second Tranche Closing Date or the Third Tranche Closing Date, as the case may be, which has or is likely to have a material and adverse effect on the business or financial condition of the Company or (vii) the effectiveness of the registration statement referred to herein has been suspended or terminated as of the Second Tranche Closing Date or the Third Tranche Closing Date, as the case may be, then in any such case the Subscriber shall be relieved of its obligation to purchase the Second Tranche Shares or the Third Tranche Shares, as the case may be.

    2. SUBSCRIBER REPRESENTATIONS; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION

         (a) ACCREDITED INVESTOR STATUS. Subscriber represents and warrants to the Company that Subscriber is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D ("Regulation D") promulgated under the Act.

         (b) ACCESS TO INFORMATION. The Subscriber or his professional advisor has been granted the opportunity to conduct a full and fair examination of the records, documents and files of the Company, to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of this offering, the Company and its business prospects, and to obtain any additional information which the Subscriber or his advisor deems necessary to verify the accuracy of the information received.

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         (c)  RELIANCE ON OWN ADVISORS.  The Subscriber has relied completely on the advice of, or has consulted with, its own tax, investment, legal and other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Securities Act for any tax or legal advice.

         (d) CAPABILITY TO EVALUATE. The Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks, which are substantial, of the prospective investment.

         (e) INVESTMENT EXPERIENCE. Subscriber is an investor in securities of companies in the development stage and has made investments in securities other than those of the Company. Subscriber acknowledges that it is able to fend for itself in the transaction contemplated by this Agreement, that it has the ability to bear the economic risk of its investment pursuant to this Agreement and that it is an "Accredited Investor" by virtue of the fact that it meets the qualification standards set forth above. Subscriber has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with its purposes.

         (f) FEND FOR SELF. The Subscriber has either a pre-existing personal or business relationship with the Company and its officers, directors and controlling persons or by reason of its business or financial expertise has the capacity to protect its own interest in connection with this transaction.

         (g) INVESTMENT; NO DISTRIBUTION. The Subscriber is acquiring the Shares solely for the Subscriber's own account for investment purposes as a principal and not with a view to immediate resale or distribution of all or any part thereof. The Subscriber is aware that there are legal and practical limits on the Subscriber's ability to sell or dispose of the Shares and the shares of Common Stock issuable upon conversion thereof, and therefore, that the Subscriber must bear the economic risk of the investment for an indefinite period of time and has adequate means of providing for the Subscriber's current needs and possible personal contingencies and has need for only limited liquidity of this investment. The Subscriber's commitment to illiquid investments is reasonable in relation to the Subscriber's net worth.

         (h) NO GENERAL SOLICITATION. The Shares were not offered to the Subscriber through, and the Subscriber is not aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         (i) BENEFICIAL OWNER. Subscriber is purchasing the Shares, and upon conversion thereof will be purchasing the shares of Common Stock issuable thereupon, for its own account.

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         (j)  INDEPENDENT INVESTIGATION.  Subscriber in electing to subscribe for the Shares hereunder, has relied solely upon the representations and warranties of the Company set forth in this Agreement and on independent investigation made by it and its representatives, if any, and Subscriber has been given no oral or written representations or assurance from the Company or any representation of the Company other than as set forth in this Agreement or in a document executed by a duly authorized representative of the Company making reference to this Agreement.

         (k) NO GOVERNMENT RECOMMENDATION OR APPROVAL. Subscriber understands that no United States federal or state agency, or similar agency of any other country, has passed upon or made any recommendation or endorsement of the Company, this transaction or the purchase of the Securities.

    3.   THE COMPANY REPRESENTS, COVENANTS AND WARRANTS THE FOLLOWING:

         (a) CONCERNING THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is listed and trades on the NASDAQ Small Cap Market. The Company has filed all material required to be filed pursuant to all applicable reporting obligations under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the offer or sale of the Shares. The Company meets the eligibility requirements of the Commission with respect to the use of Form SB-2 for the filing of a registration statement with the Commission.

         (b) CONCERNING THE SECURITIES. The issuance, sale and delivery of the Shares and the shares of Common Stock issuable upon the conversion thereof are within the Company's corporate powers and have been duly authorized by all required corporate action on the part of the Company and its stockholders and when such securities are issued, sold and delivered in accordance with the terms hereof and the Shares for the consideration expressed herein and in the Certificate of Designation, such securities will be duly and validly issued, fully paid and nonassessable. There are no preemptive rights of any shareholders of the Company.

         (c) SUBSCRIPTION AGREEMENT. This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement enforceable against the Company in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

         (d) NON-CONTRAVENTION. The execution and delivery of this Agreement and the consummation of the issuance of the Shares and the transactions contemplated by this Agreement and the Certificate of Designation do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Restated Certificate of Incorporation or Bylaws of the Company, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound. In addition, it is understood that the execution and delivery of the Agreement does not violate the terms of any existing applicable law, rule or


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regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over the Company or any of its properties or assets.

         (e) LITIGATION. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company, or any of its properties, which might result in any material adverse change in the condition (financial or otherwise) or in the earnings of the Company, or which might materially and adversely affect the properties or assets thereof.

         (f) NO SUBSTANTIAL LIABILITIES. The Company has not incurred any liabilities which, to the knowledge of the Company, might result in any material adverse change in the condition (financial or otherwise) or in the earnings of the Company, or which might materially and adversely affect the properties or assets thereof.

         (g) NO DEFAULT. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property may be bound; except that certain dividends on the 9% Cumulative Convertible Preferred Stock of the Company have accrued and remain unpaid as of the Closing Date.

         (h) SEC FILINGS. None of the Company's filings with the Commission since January 1, 1995 contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statement therein in light of the circumstances under which they were made, not misleading at the time such filings were made. With the exception of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, which was to be filed with the Commission on or before September 30, 1996 and with respect to which the Company has filed a Notification of Late Filing on Form 12b-25, the Company has since January 1, 1995 timely filed all requisite forms, reports and exhibits thereto with the Commission.

    4. COVENANTS OF THE COMPANY. For so long as any Shares held by the Subscriber remain outstanding, the Company covenants and agrees with the Subscriber that:

         (a) It will maintain the listing of its Common Stock on the NASDAQ Small Cap Market.

         (b) Except as otherwise expressly provided in Section 6 below, it will not issue stop transfer instructions to its transfer agent with respect to and will not place a restrictive legend on the certificates representing the Shares or the shares of Common Stock issuable upon the conversion thereof.

         (c) It will effect the registration under the Act and the rules and regulations of the Commission of the resale of all shares of Common Stock issuable upon the conversion of the Shares (the "Registration Shares") and, in connection therewith, it will:


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              (i)  prepare and file with the Commission within thirty days of the date hereof a registration statement on Form SB-2 (the "Registration Statement") with respect to Two Hundred percent (200%) of the number of Registration Shares as would be issuable on the date of filing of the registration statement if all of the Shares were converted on that date, pursuant to the rules and regulations of the Commission and cause the Registration Statement to become and remain effective for a period of not less than six months;

              (ii) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for a period of not less than six months and comply with the applicable provisions of the rules and regulations of the Commission;

              (iii) furnish to the Subscriber such number of copies of each prospectus included in the Registration Statement for the Registration Shares as reasonably requested by the Subscriber, including each preliminary prospectus, each of which shall be in conformity with the requirements of the rules and regulations of the Commission;

              (iv) notify the Subscriber at any time when a prospectus relating to such Registration Shares is required to be delivered under rules and regulations of the Commission within the appropriate period mentioned in clause (ii) preceding, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of circumstances then existing, and at the Subscriber's request, prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registration Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

              (v) cause all of the Registration Shares to be listed on the NASDAQ Small Cap Market; and

              (vi) in instances where an exemption from such qualification is not available, register or qualify the Registration Shares under the securities or Blue Sky laws of such jurisdictions as the Subscriber shall reasonably request; provided, that the Company shall not be required to register or qualify under the Blue Sky laws in states where the Company is already cleared.

         (d) It will permit the Subscriber to exercise its right to convert the Shares by telecopying an executed and completed Notice of Conversion to the Company and delivering, within three business days thereafter, the original Notice of Conversion and the certificate representing the Shares to the Company by express courier. Each date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a conversion date. The Company will transmit the certificates representing shares of Common Stock issuable upon conversion of any Shares (together with the certificates representing the Shares not so converted) to the Subscriber via express courier, by electronic transfer or otherwise, within three business days after receipt by the Company of the


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original Notice of Conversion and the certificate representing the Shares to be converted (the "Delivery Date"). If, after three business days after the Delivery Date, the Company has not delivered such shares of Common Stock in accordance with the provisions of this Section 4(d), the Subscriber shall be entitled to receive a penalty in an amount in cash equal to $30.00 per day for each $50,000 face amount of Shares being so converted until the earlier of the date of delivery of such shares of Common Stock or the revocation of the Notice of Conversion as set forth below. In addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within five business days after the Delivery Date, the Subscriber will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

         (e) It will, on the Second Tranche Closing Date and the Third Tranche Closing Date, deliver to the Subscriber a certificate duly executed by the President or Chief Financial Officer of the Company certifying to the Subscriber that (i) the representations and warranties set forth herein made by the Company on the Closing Date remain true and correct as of the Second Tranche Closing Date or Third Tranche Closing Date, as the case may be, and
(ii) the Company has fully performed all of the covenants set forth herein as of the Second Tranche Closing Date or Third Tranche Closing Date, as the case may be.

    5. RESTRICTIONS ON CONVERSION OF SHARES. The Subscriber or any subsequent holder of the Shares (the "Holder") shall be prohibited from converting any portion of the Shares which would result in the Subscriber or the Holder being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, of five percent (5%) or more of the then issued and outstanding Common Stock of the Company.

    6.   RESTRICTIVE LEGENDS.

         (a) All Shares and shares of Common Stock issuable upon the conversion thereof will bear a restrictive legend in customary form for securities issued pursuant to Regulation D. Such legend shall be removed (i) in the absence of an effective registration statement covering such shares, upon the receipt by the Company of a legal opinion from counsel to the Subscriber reasonably acceptable to the Company to the effect that such removal is permitted under the Act, and (ii) if there is an effective registration statement covering such shares, upon a sale pursuant to such effective registration statement.

         (b) The shares of Common Stock issuable upon conversion of the Shares will be subject to stop transfer instructions issued to the Company's transfer agent which will prohibit the transfer of such shares in the absence of an effective registration statement covering such shares or a legal opinion from counsel to the Subscriber reasonably acceptable to the Company to the effect that such transfers may be effected without violation of the Act.

    7. RELIANCE ON REPRESENTATIONS. The Subscriber understands that the offer and sale of the Shares and the shares issuable upon conversion thereof are not being registered under the Act. The Company and the Subscriber are relying on the rules governing offers and sales made pursuant to Regulation D.

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    8.   RESALES.  Subscriber acknowledges and agrees that the Securities may only be resold (a) pursuant to an effective registration statement under the Act; or (b) pursuant to an exemption from registration under the Act.

    9. CONFIDENTIALITY. Each of the Company and the Subscriber agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required or appropriate to be disclosed by the Company under applicable securities law.

    10.  INDEMNIFICATION.

         (a)(i) In anticipation of the registration of the Registration Shares under the Act and the rules and regulations promulgated thereunder pursuant to this Agreement, the Company will: (i) indemnify and hold harmless the Subscriber and each other person, if any, who controls the Subscriber within the meaning of the Act (each such party, an "Indemnified Party"), to the fullest extent permitted by law, against any losses, claims, damages or liabilities, joint or several, to which any such Indemnified Party may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which the Registration Shares were registered under the Act and the rules and regulations promulgated thereunder, any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) reimburse each Indemnified Party for any legal or any other expenses reasonably incurred thereby in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Indemnified Party specifically for use in the preparation thereof.

              (ii) The Subscriber will (a) indemnify and hold harmless the Company and each other person, if any, who controls the Company within the meaning of the Act, to the fullest extent permitted by law, against any losses, claims, damages or liabilities, joint or several, to which the Company or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which the Registration Shares were registered under the Act and the rules and regulations promulgated thereunder, any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or any action or inaction of the Subscriber in connection


                                       8

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with the resale of the Securities, and (b) reimburse the Company and each other person, if any, who controls the Company within the meaning of the Act for any legal or any other expenses reasonably incurred thereby in connection with investigating or defending any such loss, claim, damage, liability or action; in each case to the extent and only to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Subscriber specifically for use in the preparation thereof, provided, however, that the aggregate liability of the Subscriber to the Company or such controlling person shall be limited to the net proceeds received by the Subscriber from the sale of Registration Shares covered by such registration statement.

         (b) In addition to the indemnification provided in clause (a) of this Section 10 and the remedies provided for in Section 11 below, each of the Company and the Subscriber agrees to indemnify the other and hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other party may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

    11.  FAILURE TO EFFECT REQUIRED REGISTRATION.

         (a) In the event that the Company has not effected the registration of the Registration Shares under the Act and relevant blue sky laws within 90 days of the Closing Date, the Company shall pay to the Subscriber by wire transfer, as liquidated damages (the "Liquidated Damages Amount") for such failure and not as a penalty, 2% of the liquidation face amount of the Shares purchased by the Subscriber on the Closing Date for the initial period of 30 days or portion thereof following the expiration of such 90-day period during which such registration of the Registration Shares has not been effected and 3% of such liquidation face amount of Shares for any period of 30 days or portion thereof following the first period of 30 days during which such registration of the Registration of the Registration Shares has not been effected. Such amount shall be due and payable in cash in advance on the first business day of each such 30-day period, commencing on the 91st day after the Closing Date.

         (b) In the event that the Company has not effected the registration of the Registration Shares under the Act and the relevant blue sky laws within 180 days of the date hereof, then, in addition to the Liquidated Damages Amounts payable pursuant to clause (a) above, the Company covenants and agrees that (i) the Subscriber may immediately convert all of the Shares purchased by the Subscriber on the Closing Date into shares of Common Stock of the Company in accordance with the terms of the Certificate of Designation, (ii) if the Subscriber sells the shares of Common Stock issuable upon conversion of the Shares without registration under the Act pursuant to the provisions of Section 4(1) of the Act, the Company will provide the Subscriber with all reasonable assistance in consummating any such sales as the Subscriber shall reasonably request, including, but not limited to, removing the restrictive legend set forth on such shares, and (iii) the Subscriber shall be relieved of any obligation to purchase additional Shares of the Company. Until such time as the Subscriber converted the Shares and received unlegended and freely traceable shares of Common Stock, nothing contained herein shall be deemed to alter,

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suspend or terminate the obligation of the Company to pay the Liquidated
Damage Amount to the Subscriber as provided in Section 11(a) above.

    12. NOTICES. Any notice to be given or to be served upon any party to this Agreement in connection with this Agreement must be in writing and will be deemed to have been given and received upon confirmed receipt, if sent by facsimile, or two (2) days after it has been submitted for delivery by Federal Express or an equivalent carrier, charges prepaid and addressed to the following addresses with a confirmation of delivery:

         If to the Company, to:

              Cortex Pharmaceuticals, Inc.
              15241 Barranca Parkway
              Irvine, California 92618
              Attention:     Mr.  Scott Hagen
                             Chief Financial Officer
              Phone No.:     (714) 727-3157
              Fax No.:       (714) 727-3657

         If to the Subscriber, to:

              Ashline Ltd.
              14 Troyer Court
              Thornhill, Ontario
              Canada L4J 2M7

Any party may, at any time by giving notice to the other party, designate any other address in substitution of an address established pursuant to the foregoing to which such notice will be given.

    13. MULTIPLE COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will be deemed to be an original but all of which will constitute one in the same instrument. However, in enforcing any party's rights under this Agreement it will be necessary to produce only one copy of this Agreement signed by the party to be charged.

    14. CERTAIN AGREEMENTS. The Company covenants and agrees that it will not enter into any subsequent Regulation D or Regulation S transaction with any third party for a period of 60 days from the Closing Date; provided, however, that the Company may issue equity securities in connection with any corporate partnering transaction. Thereafter, the Company covenants and agrees that it will not enter into any subsequent Regulation D or Regulation S transaction with any third party for a period of 30 days commencing on the 61st day following the Closing Date without first offering the Subscriber the opportunity (which shall remain open for a period of five business days from the date the Subscriber receives notice thereof) to purchase up to all of such additional Regulation D or Regulation S securities (in the discretion of the Subscriber) on the terms and provisions on which the Company proposes to offer such additional Regulation D or Regulation S securities to such third parties. In the event that the Subscriber declines to participate in any such investment, the Company shall provide the Subscriber with prompt written notice of the consummation of any such transaction with a third party, specifying the material terms thereof. In addition, the Company covenants and agrees that the securities to be offered in any such subsequent Regulation D or Regulation S transaction with any third party will not be added to the Registration Statement referred to herein. In the event that the Subscriber does not purchase the Second Tranche Shares, the Company shall be relieved of its obligations under the provisions of this Section 14.

    15. GOVERNING LAW. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of New York or the state courts of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

    16. MANDATORY CONVERSION. The parties hereto acknowledge that the Shares are subject to mandatory conversion as set forth in the Certificate of Designation.

    17. LIQUIDATED DAMAGES. In the event that the Company fails for any reason to effect delivery of the shares of Common Stock issuable upon conversion within 10 calendar days of the required time period set forth in
Section 4 hereof, the parties agree that the amount of damages sustained by Subscriber would be substantial but would be difficult to determine precisely. Accordingly, the Subscriber will be entitled to receive, as liquidated damages for such failure and not as a penalty, an amount in cash equal to the number of shares of Common Stock to which the Subscriber would have been entitled on the date of the Conversion Notice multiplied by the closing bid price for the Common Stock of the Company on the third day following such date.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    The Subscriber acknowledges that this Agreement shall not be effective unless and until accepted by the Company as indicated below.

Dated this 15th day of October, 1996.


                                      ASHLINE LTD.



                                      By: /s/ CHAIM FARRO
                                         ----------------------------
                                      Name:  Chaim Farro
                                      Title: Secretary



    THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY ON THE 15th DAY OF OCTOBER,
1996.

                                      CORTEX PHARMACEUTICALS, INC.


                                      By: /s/ D. SCOTT HAGEN
                                         ----------------------------
                                         Name:  D. Scott Hagen
                                         Title: Vice President and
                                                Chief Financial Officer

                                                                     EXHIBIT A

                              CERTIFICATE OF DESIGNATION
                                          OF
                             CORTEX PHARMACEUTICALS, INC.
                        Pursuant to Section 151 of the General
                       Corporation Law of the State of Delaware

                               ___________________________

    CORTEX PHARMACEUTICALS, INC., a Delaware corporation (the "Corporation"), hereby certifies that the following resolution has been duly adopted by a duly authorized committee of the Board of Directors of the Corporation:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board") by the provisions of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there hereby is created, out of the 5,000,000 shares of Preferred Stock, par value $.001 per share, of the Corporation authorized in Article FOURTH of the Restated Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock of the Corporation consisting of 500 shares, which series shall have the following powers, designations, preferences and relative, participating, optional and other rights, and the following qualifications, limitations and restrictions:

    a. DESIGNATION. The designation of the series of Preferred Stock fixed by this resolution shall be "Series D Convertible Preferred Stock" (hereinafter referred to as the "Series D Preferred Stock").

    b.   CONVERSION RIGHTS.

         i. RIGHT TO CONVERT. The total number of original shares of Series D Preferred Stock acquired by any holder may be converted, at the option of the holder thereof, at any time after the earlier to occur of (i) date that the Registration Statement (referred to in and defined in Section 4(c) of the Securities Subscription Agreement, dated October 15, 1996, between the Corporation and the initial holder of the Series D Preferred Stock) is declared effective by the Securities and Exchange Commission or (ii)

    180 days from the date of original issuance of the Series D Preferred Stock, without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of common stock, $.001 par value per share, of the Corporation (the "Common Stock") determined as follows. The number of shares issuable upon conversion of one share of Series D Preferred Stock shall be:

    X = ((0.06)(N/365)($10,000) + $10,000)/Conversion Price

where N is the number of calendar days between the applicable closing date and the applicable conversion date. The "Conversion Price" shall be equal to the lower of (i) 110% of the five day average closing bid price of the Common Stock for the five trading days immediately preceding the date of original issuance of Series D Preferred Stock or (ii) eighty-two percent (82%) of the average closing bid price of a share of Common Stock as reported on the NASDAQ Small Cap Market (or, in the event that such security is not traded on the NASDAQ Small Cap Market, such other national or regional securities exchange or automated quotations system upon which the Common Stock is listed and principally traded or, in the event that the Common Stock is not listed on any exchange or quoted on the NASDAQ Stock Market, any trading market in which quotes can be obtained) over the five consecutive trading days immediately preceding the date of the Conversion Notice (as defined in Section 2(b) hereof).

         ii. MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of Series D Preferred Stock. If upon conversion of shares of Series D Preferred Stock held by a registered holder which are being converted, such registered holder would, but for the provisions of this Section 2(b), receive a fraction of a share of Common Stock thereon, then in lieu of any such fractional share to which such holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series D

    Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor,duly endorsed, at the office of the Corporation or of any transfer agent for the Series D Preferred Stock, and shall give written notice (the "Conversion Notice") to the Corporation at such office that such holder elects to convert the same and shall state therein such holder's name or the name or names of its nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, but in any event within three business days of the date of its receipt of the original Conversion Notice and the certificate or certificates representing the shares of Series D Preferred Stock to be converted, issue and deliver or cause to be issued and delivered to such holder of Series D Preferred Stock or to its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made on the date that the Corporation first receives the Conversion Notice, by telecopier or otherwise, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon the conversion of any shares of Series D Preferred Stock, such shares shall be restored to the status of authorized but unissued shares of Series D Preferred Stock and may be reissued by the Corporation at any time.

         iii. NOTICES OF RECORD DATE. In the event of (i) any declaration by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series D Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be declared for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (C) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution or winding up.

         iv. STOCK DIVIDENDS: STOCK SPLITS; ETC. In the event that the Corporation shall (i) take a record of holders of shares of the Common Stock for the purpose of determining the holders entitled to receive a dividend payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares or (iv) issue, by reclassification of the Common Stock any other securities of the Corporation, then, in each such case, the Conversion Price then in effect shall be adjusted so that upon the conversion of each share of Series D Preferred Stock then outstanding the number of shares of Common Stock into which such shares of Series D Preferred Stock are convertible immediately after the happening of any of the events described in clauses (i) through (iv) above shall be the number of such shares of Common Stock that would have been held by the holder had such shares of Series D Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto.

         v. MANDATORY CONVERSION. If not sooner converted, all outstanding shares of Series D Preferred Stock shall be subject to mandatory conversion on the second anniversary of the date of original issuance thereof. For purposes of clause (b) above, such second anniversary date shall be deemed to be the date on which the Corporation receives a Conversion Notice with respect to the then outstanding shares of Series D Preferred Stock.

         vi. COMMON STOCK RESERVED. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of all of the then outstanding shares of Series D Preferred Stock.

     c. VOTING RIGHTS OF SERIES D PREFERRED STOCK. Except as otherwise required by law, the holders of outstanding shares of Series D Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of the Corporation.

     d. PREFERENCE ON LIQUIDATION. Subject to the liquidation preferences of any series of Preferred Stock other than the Series D Preferred Stock, including, without limitation, any liquidation preferences that provides for payments to any series of Preferred Stock or the Common Stock prior to or on a parity with any payment to holders of the Series D Preferred Stock provided for below (including any preferences that provide for additional parity or non-parity payments to the holders of the Series D Preferred Stock), in the event of any liquidation, dissolution or winding up of the Corporation, distributions to holders of Series D Preferred Stock, and holders of Common Stock shall be made in the following manner:

         i. The holders of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the amount of $10,000 plus (0.06)(N/365)($10,000), where N is the number of calendar days since the issuance of such share of Series D Preferred Stock, per share of each share of Series D Preferred Stock then held by them, adjusted for any stock split, stock combination, stock distribution or stock dividend with respect to such shares. The Series D Preferred Stock shall rank junior to the 9% Cumulative Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Corporation, but senior to any other series of preferred stock hereinafter designated by the Corporation, as to the distribution of assets and funds upon dissolution, liquidation or winding up of the Corporation.

         ii. After payment in full to (i) the holders of Series D Preferred Stock of all amounts exclusively payable on or with respect to said shares pursuant to Section 5(a) above, the holders of the Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to the stockholders upon the dissolution, liquidation or winding up of the Corporation. If the assets and funds available for distribution among the holders of the Common Stock or of any other series of Preferred Stock ranking on a parity with the Common Stock with respect to this Section 5(b) as to the distribution of assets upon such dissolution, liquidation or winding up shall be insufficient to permit the payment to such holders of their full liquidation payments, then the entire remaining assets and funds of the Corporation legally available for such distribution shall be distributed ratably among such holders in proportion to their aggregate preferential amounts.

         iii. A consolidation or merger of the Corporation with or into another corporation or entity in a transaction involving the disposition of more than fifty percent (50%) of other voting power of the Corporation, or a sale of all or substantially all of the assets of the Corporation (a "Sale of the Corporation") shall be regarded as a dissolution, liquidation or winding up of the Corporation within the meaning of this Section 5. The Corporation shall not consummate a Sale of the Corporation before the expiration of ten (10) days after mailing written notice of the proposed Sale of the CorporatiOn to the holders of record of the Series D Preferred Stock.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its Vice President and Chief Financial Officer, this 15th day of October, 1996.

                                      CORTEX PHARMACEUTICALS, INC.


                                      By: /s/ D. SCOTT HAGEN
                                         --------------------------------
                                         Name:  D. Scott Hagen
                                         Title: Vice President and
                                                Chief Financial Officer